UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2013

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Under the Certificate of Designation of the Relative Rights and Preferences of the 10% Cumulative Perpetual Series B Preferred Stock (the "Certificate of Designation"), the Company may, upon no less than 30, but no more than 60 days written notice, redeem issued and outstanding shares of its 10% Cumulative Perpetual Series B Preferred Stock ("Series B Preferred") for $10,000.00 per share, plus all accrued dividends, less any applicable tax withholding as may be required by law.

On August 30, 2013, the Company mailed a notice of redemption (the "Redemption Notice") to all holders of Series B Preferred, notifying each holder of the Company's intention to redeem all issued and outstanding shares of Series B Preferred on September 30, 2013. As of August 30, 2013, there were 103.3 shares of Series B Preferred issued and outstanding. A copy of the Redemption Notice is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

The foregoing description of the Redemption Notice does not purport to be complete, and is qualified in its entirety by reference to the full text of the Redemption Notice, attached hereto as Exhibit 99.1, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   September 5, 2013
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Series B Redemption Notice